Exhibit 10.6

Equity Pledge Agreement

This Equity Interest Pledge Agreement is entered into as of the date of September 7, 2006 by and between the following parties:

The Pledgee:

Beijing Global Education & Technology Co., Ltd

Address: 604A, Chuangye Square, No.2 Jingshuyuan Road, Haidian District, Beijing

The Pledgors:

Zhang Yongqi (ID No.430102196802200537)

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Zhang Xiaodong (ID No.110108196710244966)

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Shanghai Global Career Education & Technology Holdings Limited

Address: Room 1703, No.98 Songhu Road, Yangpu District, Shanghai

WHEREAS,

1. The Pledgee is a wholly foreign-owned enterprise duly registered and validly existing in PRC.

2. Shanghai Global Career Education & Technology Holdings Limited (“Shanghai Global Career”) is a limited liability company registered in PRC.

3. Zhang Xiaodong and Zhang Yongqi are the shareholders of Shanghai Global Career, collectively own 100% of the Equity Interests of Shanghai Global Career.

4. Shanghai Global Career hereby wants to confirm the rights and obligations of the Pledgee and the Pledgors under this Agreement and provide necessary assistance concerning the registration of the pledge of Equity Interests.

5. The Pledgee and Shanghai Global Career owned by the Pledgors entered into the Exclusive Consulting and Services Agreement (“the Main Agreement”) on September 7, 2006.

6. In order to ensure the Pledgee’s orderly collection of the consulting and service fees from Shanghai Global Career, both of the Pledgors are willing to pledge the respective 50% Equity Interests in Shanghai Global Career to the Pledgee as a security for the Pledgee to collect consulting and service fees under the Exclusive Consulting and Services Agreement.

In order to define each party’s rights and obligations, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.	Definitions and Interpretations

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

“Equity Interests” mean all of the one hundred percent (100%) equity interests of Shanghai Global Career legally held by Zhang Xiaodong and Zhang Yongqi.

“Event of Default” means any event set forth in Section 7 hereunder.

“Notice of Default” means the notice of default issued by the Pledgee in accordance with this Agreement.

“Rate of Pledge” means the ratio between the value of the pledge under this Agreement and the consulting fees under the Exclusive Consulting and Services Agreement.

“Pledge” means the full content of Section 2 hereunder.

“Exclusive Consulting and Services Agreement” means the Exclusive Consulting and Services Agreement entered into by and between Shanghai Global Career and the Pledgee on September 7, 2006.

“Term of Pledge” means the period provided for under Section 3, Article 2 hereunder.

2.	Pledge

2.1 Zhang Xiaodong and Zhang Yongqi agree to pledge the collective 100% Equity Interest of Shanghai Global Career owned by them to the Pledgee as a guarantee for the consulting service fees payable to the Pledgee under the Exclusive Consulting and Services Agreement, no matter such fees are payable for reasons that they become due, or they are required to be paid in advance or any other reasons.

2.2 The Pledge under this Agreement extends to, without limitation, the preemptive rights of the Pledgee to receive payments out of the proceeds of the auction or sale of the Equity Interests pledged by the Pledgors to the Pledgee.

3.	Term of Pledge

3.1 The Pledge of Equity Interests under this Agreement shall take effect as of the date when the Pledge under this Agreement is registered with relevant Industrial and Commercial authorities (“AIC”) and ends as of the date when all payables under the Main Agreement are paid up. All Parties hereto agree that the Pledgors and Shanghai Global Career shall, within 3 Business Days after the execution of this Agreement, record the Pledge of the Equity Interests hereunder on the shareholder name list of Shanghai Global Career. The Pledgors and Shanghai Global Career further warrants to the Pledgor that the Pledge of Equity Interests under the Agreement shall be registered with relevant AIC within twenty (20) Business Days after the execution of the Agreement (or after the date as of relevant AIC accept the application for registration of equity interests pledge, the later date shall prevail), and provide the Pledgee with relevant proof.

3.2 During the term of this Pledge, the Pledgee shall be entitled to dispose of the Equity Interests in accordance with this Agreement in the event that Shanghai Global Career fails to pay exclusive consulting and service fees in accordance with the Exclusive Consulting and Services Agreement within fifteen (15) days after the receipt of a notice demanding such payment.

4.	Right of Collecting Dividends and Deposit of Pledge Certificate

4.1 The Pledgee shall be entitled to collect all dividends and distributions paid in respect of the Equity Interests and all dividends and distribution received by the Pledgors in respect of the Equity Interests during the term of this Pledge shall be paid to the Pledgee.

4.2 During the Term of Pledge hereunder, the Pledgors shall hand over the Certificates of Capital Contribution to Shanghai Global Career and the Registration Certificate of the Pledge of Equity Interests issued by AIC to the possession of the Pledgee. The Pledgors shall hand over such certificates to the Pledgee within one (1) week after the execution of the Agreement.

5.	Representations and Warranties of the Pledgors

5.1 Each of the Pledgors represents and warrants to the Pledgee that the Pledgors collectively are the sole owner of the Equity Interests.

5.2 Except as otherwise provided hereunder, the Pledgors shall not interfere the Pledgee at any time when the Pledgee exercises its rights in accordance with this Agreement.

5.3 Except as otherwise provided hereunder, the Pledgee shall be entitled to dispose of or assign the Pledge in accordance with this Agreement.

5.4 Each of the Pledgors shall not pledge or encumber the Equity Interests in any manner except for to the benefits and interests of the Pledgee.

6.	Covenants of the Pledgors

6.1 During the term of this Agreement, the Pledgors covenants to the Pledgee that it shall:

6.1.1 Except for the transfer of the Equity Interest by the Pledgors to the Pledgee or the person designated by the Pledgee in accordance with the Option Agreement entered into among the Pledgors and the Pledgee, not transfer or assign the Equity Interests, create or permit to be created any pledge or indebtedness which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee;

6.1.2 Comply with and implement laws and regulations with respect to the pledge of rights, present to the Pledgee the notices, orders or suggestions with respect to the Pledge issued or made by competent authorities within five (5) Business Days upon receiving such notices, orders or suggestions and comply with such notices, orders or suggestions, or render objection to the foregoing matters at the reasonable request of the Pledgee or with consent from the Pledgee;

6.1.3 Timely notify the Pledgee of any event or any received notice which may affect the Pledgor’s Equity Interest or any part of its right, and any event or any received notice which may change any of the Pledgors’ covenant and obligation under this Agreement or which may affect the Pledgors’ performance of their obligations under this Agreement;

6.2 The Pledgors agree that the Pledgee’s right to exercise the Pledge under this Agreement shall not be suspended or hampered through legal procedure initiated by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors.

6.3 The Pledgors warrant to the Pledgee that in order to protect or perfect the security over the payment of the consulting and service fees under the Exclusive Consulting and Services Agreement, the Pledgors shall in good faith execute all documents and/or take all actions as reasonably required by the Pledgee in order to facilitate the exercise of the rights and authorization vested in the Pledgee by this Agreement.

6.4 The Pledgors warrant to the Pledgee that the Pledgors will comply with their obligations under this Agreement. The Pledgors shall compensate the Pledgee for all the losses suffered by the Pledgee due to the failure of the Pledgors in duly performing their obligations as set out in this Agreement.

7.	Events of Default

7.1 The following events shall be regarded as Events of Default:

7.1.1 Shanghai Global Career fails to make payment of the exclusive consulting and service fees as scheduled under the Exclusive Consulting and Services Agreement within fifteen (15) days after the receipt of a notice demanding such payment or otherwise breaches the terms of the Exclusive Consulting and Services Agreement or any of its obligations thereunder;

7.1.2 Any of the Pledgors makes any material misleading or fraudulent representations or warranties under Section 5 herein, and/or any of the Pledgors is in violation of any warranties under Section 5 herein;

7.1.3 Any of the Pledgors violates the covenants under Section 6 herein;

7.1.4 Any of the Pledgors violates any terms and conditions herein;

7.1.5 The Pledgors waive the pledged Equity Interests or transfer or assign the pledged Equity Interests without prior written consent of the Pledgee, except as provided for in Section 6.1.1 of this Agreement;

7.1.6 Any third party loan, security, compensation, covenants or any other compensation liabilities of any of the Pledgors (1) are required to be repaid or performed prior to the scheduled date; and (2) are due but can not be repaid or performed as scheduled and in each case any of the Pledgors’ capacity to perform the obligations herein is adversely affected;

7.1.7 Any of the Pledgors is insolvent or incapable of repaying his debt when due;

7.1.8 This Agreement is or becomes illegal as a result of the promulgation of the related laws or as a result of any of the Pledgors’ incapability of continuing to perform his obligations herein;

7.1.9 Any approval, permit, license or authorization from the competent governmental authorities that is necessary to perform or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.10 The change of Equity Interests that adversely affects the capability of any of the Pledgor to perform his obligations herein;

7.1.11 Other circumstances whereby the Pledgee is or becomes incapable of exercising any of his rights under this Agreement in accordance with related laws and regulations.

7.2 The Pledgors shall immediately give a written notice to the Pledgee if they are aware of or find that any event under Section 7.1 herein or any events that may result in the foregoing events have taken place.

7.3 Unless the Event of Default under Section 7.1 herein has been remedied to the Pledgee’s satisfaction within a period of fifteen (15) days after a notice is given by the Pledgee to the Pledgors requesting them to cure such Event of Default, the Pledgee, at any time thereafter, may give a written notice of default (“Notice of Default”) to the Pledgors exercising its right to dispose of the Equity Interests in accordance with Section 8 herein.

8.	Exercise of the Right of the Pledge

8.1 The Pledgors may not transfer or assign the Equity Interests without prior written approval from the Pledgee during the term of this Pledge.

8.2 The Pledgee shall give a Notice of Default to the Pledgor when the Pledgee exercises its rights under this Pledge.

8.3 Subject to the remedy period as provided for in Section 7.3, the Pledgee may exercise the right to dispose of the Equity Interests at any time after the Pledgee gives a Notice of Default in accordance with Section 7.3 or 8.2.

8.4 The Pledgee is entitled to have preemptive rights to receive payments out of the proceeds of the auction or sale of the whole or part of the Equity Interests pledged by the Pledgors to the Pledgee in accordance with legal procedure until the outstanding consulting and service fees and all other payables under the Exclusive Consulting and Services Agreement are paid.

8.5 The Pledgors and or Shanghai Global Career shall not hinder the Pledgee from disposing of the Equity Interests in accordance with this Agreement and shall provide necessary assistance so that the Pledgee could realize its rights under this Pledge.

8.6 When the Equity Interests of any Pledgors shall have been disposed of as a result of the exercise of the Pledgee’s right under this Pledge, such Pledgors shall not have any right to claim compensation or reimbursement from Shanghai Global Career and hereby irrevocably waive such rights (if any).

9.	Transfer or Assignment

9.1 This Agreement and all the rights, obligations, economic benefits (or any portion of them) included therein shall not be assigned, leased, pledged, donated or otherwise transferred to any third party by the Pledgors without the prior written consent of the Pledgee.

9.2 This Agreement shall be binding upon the Pledgors and their successors and be effective upon the Pledgee and its each successor and assignee.

9.3 The Pledgee may transfer or assign all or any of its rights and obligations under this Agreement to any person to whom it transfers or assigns all or any of its rights under the Exclusive Consulting and Services Agreement. Under such circumstance, the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the assignee is a party hereto. Upon the Pledgee’s transfer or assignment of the rights and obligations under the Exclusive Consulting and Services Agreement and at the Pledgee’s request, the Pledgors shall execute the relevant agreements and/or documents with respect to such transfer or assignment.

9.4 Subsequent to an assignment or transfer by the Pledgee, the new parties to the Pledge shall re-execute a pledge contract and duly register with relevant AIC.

9.5 the Pledgors shall strictly comply with provisions of this Agreement and other agreements or contracts executed by the Parties solely or collectively, including the Exclusive Consulting and Services Agreement and the Power of Attorney issued to the Pledgee, perform all of the obligations thereunder, and not to take any actions/non-actions that would materially affect the validity and enforceability of such agreements or contracts. The Pledgors shall not exercise any lien right over the Equity Interests unless according to the written instruction by the Pledgee.

10.	Termination

10.1 This Agreement shall not be terminated until the consulting and service fees under the Exclusive Consulting and Services Agreement are fully paid off and all obligations of Shanghai Global Career under the Exclusive Consulting and Services Agreement are fully performed. The Pledgee shall then cancel or terminate this Agreement within reasonable time as soon as practicable.

11.	Formalities Fees and Other Expenses

11.1 Shanghai Global Career shall be responsible for all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, stamp duty and any other taxes and charges. If the Pledgee pays the relevant taxes in accordance with the laws, Shanghai Global Career shall fully indemnify such taxes paid by the Pledgee.

11.2 The Pledgors shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of Pledge) incurred by the Pledgors for the reason that (1) the Pledgors fail to pay any payable taxes, fees or charges in accordance with this Agreement; or (2) the Pledgee has to recourse in any manner for any foregoing taxes, charges or fees by any means for other reasons.

12.	Force Majeure

12.1 Force Majeure shall refer to any event that is beyond the party’s reasonable control and cannot be prevented with reasonable care, including acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the control of a party. The party affected by Force Majeure shall notify the other party about the occurrence of such event without delay.

12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, to the extent within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, all Parties agree to resume performance of this Agreement with their best efforts.

13.	Dispute Resolution

13.1 This Agreement shall be governed by and construed in accordance with the PRC laws.

13.2 All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the China International Economic and Trade Arbitration Commission by arbitrators appointed in accordance with rules currently effective of such arbitration commission. The arbitration ruling shall be final. The place of arbitration shall be in Beijing. In the event of any disputes arising out of or in connection with the performance or interpretation of this Agreement or any disputes are under arbitration, the Parties hereto shall continue to perform its obligations and exercise its rights hereunder except those in dispute.

14.	Notice

14.1 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom the notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:

If to the Pledgee:

Beijing Global Education & Technology Co., Ltd.

Address: 604A, Chuangye Square, No.2 Jingshuyuan Road, Haidian District, Beijing

If to the Pledgors:

Zhang Yongqi:

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Zhang Xiaodong:

Address: Room 6-1-1601, Weibojiayuan, Haidian District, Beijing

Shanghai Global Career Education & Technology Holdings Limited

Address: Room 1703, No.98 Songhu Road, Yangpu District, Shanghai

15.	Effectiveness

15.1 This agreement shall be rendered effective from the date of its execution. Any amendments, modification, supplements, additions or changes of this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

15.2 This Agreement is executed in five (5) copies in Chinese, each Party having one copy, and the other one copy is used or AIC registration.

EQUITY INTEREST PLEDGE AGREEMENT

(THE SIGNATURE PAGE)

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by duly authorized representatives as of the date first written above.

The Pledgee:

Authorized Representative (signature):

Name: Zhang Xiaodong

Title:

The Pledgors:

Zhang Xiaodong

Signature:

Zhang Yongqi

Signature:

Shanghai Global Career Education & Technology Holdings Limited (chop)

Authorized Representative (signature):

Name: Zhang Xiaodong

Title: